Exhibit 32.2

I, David A. Slack, Senior Vice President — Finance and Chief Financial Officer of Stratos International, Inc., certify to the best of my knowledge and belief, that:

(1) the Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2004 (the “Periodic Report”) which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)), and

(2) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Stratos International, Inc.

Dated: March 15, 2004

/s/ David A. Slack

David A. Slack Senior Vice President — Finance and Chief Financial Officer

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